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                                                                    EXHIBIT 23.4


                               Consent of Counsel

                  We hereby consent to the reference to us under the captions "Legal Opinions" and "Proposal 1 - The Recapitalization Proposal - Material Federal Income Tax Consequences" in the prospectus contained in the Registration Statement of Surge Components, Inc.

                                                         SNOW BECKER KRAUSS P.C.



New York, N.Y.
September 12, 2000